PYRENEES CONSULTING, LLC.
AGREEMENT FOR CONSULTING SERVICES

This CONSULTING AGREEMENT (the "Agreement"), is made and entered into as of this September 1, 2013 (the "Effective Date") by and between Rapid Fire Accounting, Inc. (the "Company"), with its address at 1802 North Carson Street, Carson City, NV 89701 and Pyrenees Consulting, LLC, ("Consultant"), with its address at 7380 S. Eastern Ave, #124-385 Las Vegas, NV 89123.

This Consulting Agreement sets forth the new terms pursuant to which The Consultant will act as the Company's operations, accounting and software integration consultant providing strategic advice and consulting services regarding matters more specifically set forth below. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties with respect to such subject matter. Specifically, all prior agreements and contracts entered into by and between the parties hereto shall immediately terminate upon the execution of this Agreement and neither party shall have any further obligations thereunder.

WHEREAS, the Company is in the business of Distribution of Vaporizer Products and services and

WHEREAS, the Consultant is in the business of providing business advice, accounting services in the areas of direct to consumer operations, business to business channel development, strategic alliances, new product launches and customer service strategy, and the Company desires to engage Consultant to provide these services, and

WHEREAS, the Company formally desires to engage Consultant to continue to provide such services in accordance with the terms and conditions hereinafter set forth;

Now, therefore, the Company and Consultant agree as follows:

1. ENGAGEMENT. The Company agrees to engage Consultant and Consultant agree to provide operations management, product development, complete software and accounting integration, and accounting services to the Company, specifically:

   a. Consultant operates an operations development and accounting consulting and advising firm that provides business and operations advice to various companies such as the Company, and specifically will sell and market the Company's products and services, develop operations , attend product conventions, and overall build an operations team for the Company.

   b. Consultant operates complete operations; accounting, customer service, and human resource integration firm that specific software and back-office integration to various companies such as the Company, and specifically will integrate the entire organization onto one technology based platform.

   c. Company hereby retains Consultant to perform the aforementioned services for Company on the terms and for the consideration set forth below, and Consultant hereby agrees to perform said services on the terms and for the consideration set forth herein.

   d. Pursuant to the terms of this Agreement, Consultant has now identified one specific new venture operation, and will directly introduce to Company. Consultant also knows other entities whom Consultant will also introduce to the Company. In each case, Consultant believes these entities may have an interest in purchasing the Company's products and services.

2. TERM. The term of this agreement shall commence on the Effective Date and shall continue for a period of 12 months, and thereafter will automatically renew for additional twelve (12) month periods until otherwise terminated.

3. SERVICES. Consultant shall directly sell and market the Company's products and services (the "Services") and in connection therewith, through Stephanie Schissler, shall:

(a) Set and attend meetings, operations and distributor functions, conventions, and other operations and accounting related activity at the request of the Company and review, analyze and report on proposed business opportunities;

(b) Consult with the Company concerning on-going strategic corporate planning and long-term corporate development policies, including any revision of the Company's business plan;

(c) Execute direct consumer operations, business to business channel development, strategic alliances, new product launches and customer service strategy proposals, including the preparation of reports, outlines and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto;

(d) Assist the Company in obtaining technical and advisory assistance from other professionals where necessary or advisable, including, but not limited to software development, financial maintenance and reporting, human resources, attorneys and accountants;

(e) Select additional staff, employees and professional advisors and assist the Company in the evaluation, redeployment and/or retention of existing employees;

(f) Provide the Company with advice related to aforementioned activities.

In connection with the Services to be rendered by Consultant, Consultant, through Stephanie Schissler, shall report to the Board of Directors and CEO of the Company and shall consult with those individuals on behalf of the Company in connection with its obligations set forth above. Consultant agrees to make itself, through Stephanie Schissler, available to evaluate all proposals that relate to any business undertaken by the Company, subject to the limitations of Section 5 and 7 hereof.

Anything to the contrary herein notwithstanding, it is agreed that the Consultant's Services will not include any services that constitute opinions or performance of work that is in the ordinary purview of a certified public accountant or attorney or any work that is the ordinary purview of a registered broker/dealer or in connection with or related to the offer or sale of securities of the Company in a capital raising transaction.

4. COMPENSATION.

As consideration for the performance of the Services, the Company shall pay the Consultant a consultant's fee (the "Consulting Fee") of sixty thousand dollars ($60,000), due at the signing of this agreement, for the Consultant's aforementioned services. The Consulting Fee is non-negotiable and non-refundable regardless of circumstances.

The Company acknowledges that the Consultant's work is invaluable to the direction and development of the Company's business, and recognizes that although the introductory operations channel development as well as complete and full integration of software development systems for the Company, is done during a specific time period, the tangible effects as a result of the Consultant's work may last many years past the term and scope of the agreement. As such, because there is no specific limit to the value of the services provided, the Company agrees to pay the Consultant at the signing of this agreement regardless of specific desired outcomes of the business or from the relationships with the entities, for both now and in the future.

The Consultant agrees in good faith to consistently sell the Company's products and services, develop long term strategic relationships and operations channels, develop long term accounting approaches for the products and services, and integrate fully the operations, accounting, customer service, and inventory with accounting, legal, and human resources by utilization of a specialized software skillset, as stated in Section (1) for a period of one (1) year from the date of this Agreement.

The Consultant agrees to provide a weekly update of all activities and disposition of each activity to the Company. The Consultant agrees to take direction from the Company on an as-needed basis to further the relationships between the Company and the Entities with which the Company does business:

(a) All out-of-pocket expenses incurred by the Consultant in the performance of the Services performed hereunder shall be borne by the Company and paid upon submission of appropriate documentation thereof, provided; however, prior authorization is received for amounts in excess of $ 500.00.

5. BEST EFFORTS BASIS. Subject to Section 7 and the last sentence of Section 5 thereof, Consultant agrees that it, through Stephanie Schissler, will at all times faithfully and to the best of her experience, ability and talents perform all the duties that may be required pursuant to the terms of this Agreement. The Company specifically acknowledges and agrees, however, that the services to be rendered by Consultant shall be conducted on a "best-efforts" basis and has not, cannot and does not guarantee that her efforts will have any impact on the Company's business or that any subsequent corporate improvement will result from her efforts.

6. COMPANY'S RIGHT TO APPROVE TRANSACTION. The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves the Company as a party to any agreement. Consultant and the Company mutually agree that Consultant is not authorized to enter any agreement on behalf of the Company.

7. NON-EXCLUSIVE SERVICES. The Company understands that Consultant is currently providing certain advisory and business development services to other individuals and entities and agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individuals or entities and acknowledges that such Services may from time to time conflict with the timing of and the rendering of Consultant's services. In addition, Consultant understands and agrees that the Company shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant. Furthermore, for the great amount of risk taken by the Consultant on developing long term operations and business distributorship development with as such, because the introductions between the consultant and entities may develop relationships that last longer than the term of this contract, and as such these relationships may possibly lead to future opportunities for the Company without the Consultant being explicitly involved, the Company hereby agrees to pay the Consultant the full amount of this contract without exception on the date of signature. No amounts will be refunded to the Company regardless of the date of termination or any reasons given for the termination, in accordance with Section 4. All payments are final and non-fundable, without exception, Section 7 is irrevocable and will survive part the termination date.

8. INFORMATION REGARDING COMPANY. Consultant represents and warrants that it has received copies of the Company's financial statements and other disclosure documents (collectively, the "Disclosure Documents"). Consultant represents that it has read the Disclosure Documents and has reviewed all such information with her legal, financial and investment advisors to the extent it deemed such review necessary or appropriate. Because of the Company's financial condition and other factors, the receipt of capital stock of the Company as compensation under this Agreement involves a high degree of risk, including the risks that such stock may substantially decrease in value or have no value. The Consultant acknowledges and accepts that risk. As a result, Consultant is cognizant of the financial condition and operations of the Company, has available full information concerning its affairs and has been able to evaluate the merits and risks of being compensated in common stock of the Company. Consultant represents and warrants to the

Company that it has received from the Company and has otherwise had access to all information necessary to verify the accuracy of the information in the Disclosure Documents.

9. CONSULTANT NOT AN AGENT OR EMPLOYEE. Consultant's obligations under this Agreement consist solely of the services described herein. In no event shall Consultant be considered to be acting as an employee or agent of the Company or otherwise representing or binding the Company. For the purposes of the Agreement, Consultant is an independent contractor. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of the Company or such affiliates and Consultant shall, under no circumstances, be liable for any expenses incurred or losses suffered by the Company as a consequence of such actions. Consultant agrees that all of its work product relating to the Services to be rendered pursuant to this agreement shall become the exclusive property of the Company. The parties acknowledge that the Services provided by the Consultant hereunder are not in connection with the offering or sale of securities of the Company in a capital raising transaction, or to directly or indirectly promote or create a market for Company's securities.

10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Consultant, each such representation and warranty being deemed to be material, that:

(a) The Company represents and warrants that the Consultant is undertaking a task for a fixed fee and that the results of that task may have a wide range. The Company also represents the high degree of risk the Consultant is taking by setting what could be considered the entire operation of the business, without a possible long term financial outcome, and therefore willingly accepts the terms of payment and termination for this Consulting Agreement.

(b) The Company will cooperate fully and timely with consultant to enable Consultant to perform her obligations under this Agreement;

(c) The Board of Directors of the Company in accordance with applicable law has duly authorized the execution and performance of this agreement by the Company;

(d) The performance by the Company of this Agreement will not violate any applicable court Decree, law or regulation nor it will violate any provision of the organizational documents of the Company or any contractual obligation by which the Company may be bound;

(e) Because Consultant will rely upon information being supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all material respects;

(f) The Company will act diligently and promptly in reviewing materials submitted to it by Consultant to enhance timely distribution of such materials and will inform Consultant of any inaccuracies contained therein prior to dissemination;

(g) The services to be provided by Consultant to the Company hereunder are not in connection with or related to the offer or sale of securities of the Company in a capital raising transaction.

11. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. By virtue of the execution hereof, and in order to induce the Company to enter into this Agreement, Consultant hereby represents and warrants to the Company as follows:

(a) It, as well as the individual executing this Agreement on its behalf, has full power and authority to enter into this Agreement, to enter into a consulting relationship with the Company and to otherwise perform this Agreement in the time and manner contemplated;

(b) It and its representative who will be performing the services at issue have the requisite skill and experience to perform the services and to carry out and fulfill the duties and obligations hereunder;

(c) The services to be provided by the Consultant to the Company hereunder are not in connection with or related to the offer or sale of securities of the Company in a capital raising transaction, or to directly or indirectly promote or create a market for Company's securities.

(d) Consultant is not an affiliate of or associated with any broker-dealers or associated with any finders which are doing or have done business with the Company.

12. LIABILITY OF CONSULTANT. In furnishing the Company with management advice and other services as herein provided, Consultant shall not be liable to the Company or its creditors for errors of judgment or for anything except malfeasance or gross negligence in the performance of her duties or reckless disregard of the obligations and duties under the terms of this Agreement. It is further understood and agreed that Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as set forth herein in the first paragraph of this Section 12, Consultant shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any advice, recommendation or approval of Consultant.

The parties further acknowledge that the Consultant undertakes no responsibility for the accuracy of any statements to be made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

13. CONFIDENTIALITY. Until such time as the same may become publicly known, Consultant agrees that any information provided to it by the Company of a confidential nature will not be revealed or disclosed to any person or entities, except in the performance of this Agreement, and upon completion of the term of this Agreement and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will, where it deems necessary, require confidentiality agreements from any associated persons where it reasonably believes they will come in contact with confidential material.

14. NOTICE. All notices, requests, demands and other communications provided for by this Agreement shall, where practical, be in writing and shall be deemed to have been given when mailed at any general or branch United States Post Office enclosed in a certified post-paid envelope and addressed to the address of the respective party first above stated. Any notice of change of address shall only be effective however, when received.

15. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged and Consultant and her heirs and administrators.

Consultant agrees that it will not sell, assign, transfer, convey, pledge or encumber this Agreement or its right, title or interest herein, without the prior written consent of the Company, this Agreement being intended to secure the personal services of Consultant.

16. TERMINATION. This Agreement may be terminated only by the Company or Consultant for any reason upon thirty (30) days prior written notice after the completion of the initial term or; by mutual agreement of the parties. If the Company terminates the agreement, the Company does so upon their own volition and without recourse, and will not receive any amount of monies paid in the form of a refund, credit, or any other form of payment upon termination. If any amounts of the agreement ore owed and outstanding at the time of termination, the Company must pay all sums owed to the Consultant prior to the date of termination and without recourse. Upon payment to Consultant, the Company forfeits all future rights to the monies paid to the Consultant for services. The Consultant may only terminate the agreement with the approval by the Company including any financial settlements being approved by both parties in writing. The Company shall be free during the period services are rendered to retain other entities, consultants, brokers or others, and with such persons as it deems fit and this agreement does not provide for an exclusive arrangement. Section 16 is irrevocable and survives the termination of the Agreement.

17. APPLICABLE LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of said state.

The Company;

(i) Agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Nevada State District Court, or in the United States District Court for the State of Nevada,

(ii) Waives any objection which the Company may have now or hereafter to the venue of any such suit, action, or proceeding, and

(iii) Gives irrevocable consent to the jurisdiction of the Nevada State District Court, and the United States District Court for the State of Nevada in any such suit, action or proceeding.

18. OTHER AGREEMENTS. This Agreement supersedes all prior understandings and agreements between the parties. This Agreement may not be amended orally, but only in writing and signed by the parties hereto.

19. NON-WAIVER. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right shall constitute a waiver of that or any other right.

20. HEADING. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In Witness Whereof, the parties hereto have executed this Agreement the day and year first above written.

Rapid Fire Accounting, Inc.

By: Tom Allinder, CEO

Authorized Signature

Date: 9-1-2013

Pyrenees Consulting, LLC

By: Stephanie Schissler

____

Authorized Signature

Date: ________________________